Exhibit 99.2

PNM Files For NMPRC Approval of a Global Settlement that:

                 |X|    Sets Electric Retail Rate Path
                 |X|    Facilitates Wholesale Market Strategy
                 |X|    Supports Repeal of Retail Open Access

SETTLEMENT BENEFITS:

   o Avoids expensive litigation and uncertain outcome
   o Coal savings offset rate reduction
   o Provides long-term rate certainty
   o Increases earnings clarity
   o Extends current rates to September, 2003
   o Continues joint dispatch of PNM's electric resources, including merchant plants
   o Retains upside of wholesale power market

RATE PATH - A two-step rate reduction from today's levels for customers, providing a five-year rate path.
   o 4.0% across the board reduction $21 million beginning 9/03
   o 2.5% across the board reduction $14 million beginning 9/05
   o Average residential rates go from $.0858/kWh currently, to $.0821/kWh in 2003 and $.0800/kWh in 2005
   o Allows recovery of $100 million of coal mine decommissioning costs

Estimated per share earnings effects of rate agreement (not including load growth or other cost changes):

                         2003        2004        2005         2006        2007
                     ----------- ----------- ------------ ----------- ----------

Rate Reduction         ($0.08)     ($0.32)     ($0.39)      ($0.54)     ($0.54)
Coal Savings            $0.08       $0.35       $0.37        $0.46       $0.46

Impact on Earnings at Commission Approval

                              After-tax Earnings (millions)   After-tax $/Share
---------------------------- ------------------------------ -------------------
Write-off of open access
transition costs                        ($10.0)                   ($0.26)

Regulatory return on resources expanded to include 45 MW of San Juan Unit 4 and all power purchase contracts. Resources serve NM retail and FERC firm requirements wholesale customers. Total resources of 1,828 MW are projected to serve a peak load of 1,623 in the summer of 2003.


Generation Assets in Rates:    NM Retail     FERC    Power Purchases in Rates:    NM Retail    FERC
San Juan Generating Station     659 MW      106 MW     SPS Interruptible            129 MW      21 MW
Four Corners                    165 MW       27 MW     EPE Contingent                34 MW       5 MW
Reeves                          133 MW       21 MW     SPS Firm                      62 MW      10 MW
Las Vegas                        17 MW        3 MW     Tri-State                     43 MW       7 MW
PVNGS                           219 MW       35 MW     Delta-Person                 114 MW      18 MW
            TOTAL             1,193 MW      192 MW                  TOTAL           382 MW      61 MW


                                           (In Millions)
Earnings Power
                                 GAAP      Rate Base    Rate      Equity
                                 Assets*   Adjustment   Base      Credit     Return       EPS
                                 --------- ----------- -------   --------   --------   --------
Electric Assets Employed         $1,058    $    97     $  961      50%      11.20%      $ 1.38
Coal Mine Decommissioning           100        100          -      N/A        N/A        (0.09)
                                 --------- ----------- -------   --------   --------   --------
NM Retail Electric               $1,158    $   197     $  961      50%      10.50%      $ 1.29

Firm Customers (FERC)               175         24     $  151      50%       9.00%      $ 0.17
Excluded Plant/Marketing            282          9        273     100%       2.50%        0.17
NM Retail Gas                       377         39        338      50%       3.80%        0.16
Cash/Equivalents                    155                           100%       1.80%        0.07
Accounts Receivable                 154                            N/A        N/A         0.02
PVNGS Lessor Notes & Trusts         437                            N/A        N/A         0.12
Regulatory & Other Assets           201                            N/A        N/A            -
                                ---------- ------------ -------                         -------
 Total Assets                    $2,939    $    269     $1,723                          $ 2.00
                                ---------- ------------ -------                         -------

* 12 months ended 6/30/02 as reflected in 2nd Quarter 10-Q.

|X| WHOLESALE MARKET STRATEGY: The settlement provides for the ground rules for wholesale strategy. o Investment up to $1.25 billion (including Lordsburg and Afton) o PNM must remain investment grade o Maximum allowable leverage of 62% o No commission approval required to transfer wholesale plant to any other entity
o Expedited approval process for wholesale plant financing o PNM will transfer all wholesale plant to an affiliate no later than 2010 o Joint dispatch of jurisdictional assets and merchant plant resources until 2015

|X| ELECTRIC INDUSTRY RESTRUCTURING: Current legislation in New Mexico provides for open access in January, 2007. As part of the overall stipulation, all signatories agree to support repeal of the Restructuring Act. The agreement creates a tariff that allows PNM to acquire a separate supply of power for large customers (82 customers 1 MW +). Availability limited to 100 MW in 7/05, load growth (30-40 MW) beyond '05.